Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2023 Results

WESTLAKE VILLAGE, Calif. – February 1, 2024 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported a net loss of $36.8 million for the fourth quarter of 2023, or $(0.74) per share on a diluted basis, on revenue of $361.9 million. Book value per share decreased to $70.52 from $71.56 at September 30, 2023.

PFSI’s Board of Directors declared a fourth quarter cash dividend of $0.20 per share, payable on February 23, 2024, to common stockholders of record as of February 13, 2024.

Fourth Quarter 2023 Highlights

•	Pretax loss was $54.2 million, compared to pretax income of $126.8 million in the prior quarter and $67.7 million in the fourth quarter of 2022

o	Includes a non-recurring expense accrual of $158.4 million in the servicing segment as a result of the long-standing arbitration related to the development of our proprietary servicing software

•	Issued 5-year $125 million term loan secured by Ginnie Mae MSR and servicing advances

•	Issued $750 million of 6-year unsecured senior notes due in December 2029

•	Redeemed $875 million in secured term notes due in 2025

•	Production segment pretax income of $39.4 million, up from $25.2 million in the prior quarter and a pretax loss of $9.0 million in the fourth quarter of 2022

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $26.7 billion in unpaid principal balance (UPB), up 6 percent from the prior quarter and 16 percent from the fourth quarter of 2022

o	Consumer direct interest rate lock commitments (IRLCs) were $1.6 billion in UPB, down 6 percent from the prior quarter and 5 percent from the fourth quarter of 2022

o	Broker direct IRLCs were $2.8 billion in UPB, down 7 percent from the prior quarter and up 38 percent from the fourth quarter of 2022

o	Government correspondent IRLCs totaled $11.2 billion in UPB, up 11 percent from the prior quarter and 5 percent from the fourth quarter of 2022

o	Conventional correspondent IRLCs for PFSI’s account totaled $10.0 billion in UPB, down 3 percent from the prior quarter and up 110 percent from the fourth quarter of 2022

o	Correspondent acquisitions of conventional conforming loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $2.5 billion in UPB, down 10 percent from the prior quarter and 63 percent from the fourth quarter of 2022

•	Servicing segment pretax loss was $95.5 million, compared to pretax income of $101.2 million in the prior quarter and $75.6 million in the fourth quarter of 2022

o	Pretax income excluding valuation-related and non-recurring items was $144.4 million, up 20 percent from the prior quarter due to lower operating expenses, higher servicing fee revenue and decreased realization of MSR cash flows, partially offset by higher net interest expense

o	Valuation-related and non-recurring items included:

–	$370.7 million in mortgage servicing rights (MSR) fair value losses largely offset by $294.8 million in hedging gains

–	$158.4 million arbitration accrual

•	Net impact on pretax income related to these items was $(234.3) million, or $(3.25) in earnings per share

–	$5.7 million provision for losses on active loans

o	Servicing portfolio grew to $607.2 billion in UPB, up 3 percent from September 30, 2023 driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $1.9 million, up from $0.4 million in the prior quarter and $1.2 million in the fourth quarter of 2022

o	Net assets under management (AUM) were $2.0 billion, essentially unchanged from September 30, 2023

Full-Year 2023 Highlights

•	Net income of $144.7 million, down from $475.5 million in 2022

•	Pretax income of $183.6 million, down from $665.2 million in 2022

•	Total net revenue of $1.4 billion, down from $2.0 billion in 2022

•	Repurchased 1.2 million shares of PFSI’s common stock for an approximate cost of $71 million

•	Loan production of $99.4 billion in UPB, a decrease of 9 percent from 2022

•	Servicing portfolio UPB of $607.2 billion at year end, up 10 percent from December 31, 2022

“PennyMac Financial produced an annualized operating return on equity of 15%1 in the fourth quarter, marking the culmination of another outstanding year for the company and highlighting the strength of our balanced business model,” said Chairman and CEO David Spector. “The net loss in the fourth quarter was primarily driven by a one-time accrual related to the award in our long-running arbitration with Black Knight. While we disagree with the final ruling, we are very pleased to retain ownership of our industry-leading servicing system, as well as the ability to utilize it as we see fit to benefit our customers and stakeholders.”

Mr. Spector continued, “2023 was one of the more challenging origination markets in recent history, with industry volumes down approximately 40 percent from 2022 and unit originations at their lowest levels since 1990. However, Pennymac, through its multi-channel production platform, produced nearly $100 billion in UPB of mortgage loans, down only 9 percent from 2022, demonstrating both our strong access to the purchase market and our ability to profitably support our customers and business partners. These production volumes continued to drive the organic growth of our servicing portfolio, which ended the year at more than $600 billion in UPB, up 10 percent from the end of last year. Our scaled and growing servicing business is key to the success we have achieved, driving earnings in higher interest rate environments and future opportunities as our customer base continues to expand.”

Mr. Spector concluded, “I am extraordinarily proud of what we accomplished in 2023 and I am even more excited about PennyMac Financial’s future. Our long track record of strong operational and financial performance is unique in the mortgage industry and has been driven by the resilience of our balanced business model with industry-leading positions in both production and servicing, as well as our strong capital and risk management disciplines. I believe we are the most well-positioned company in the industry with proprietary, industry-leading technology, a strong balance sheet, and a growing population of servicing customers that stand to benefit from the products and services we offer to best fit their home ownership needs.”

1 See page 15 for a reconciliation of non-GAAP items

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended December 31, 2023
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$124,267	$24,498	$148,765	$-	$148,765
Loan origination fees	38,059	-	38,059	-	38,059
Fulfillment fees from PMT	4,931	-	4,931	-	4,931
Net loan servicing fees	-	162,311	162,311	-	162,311
Management fees	-	-	-	7,252	7,252
Net interest income (expense):
Interest income	73,370	91,569	164,939	3	164,942
Interest expense	65,199	105,302	170,501	-	170,501
	8,171	(13,733)	(5,562)	3	(5,559)
Other	1,055	2,698	3,753	2,427	6,180
Total net revenue	176,483	175,774	352,257	9,682	361,939
Expenses	137,126	271,300	408,426	7,743	416,169
Income before provision for income taxes	$39,357	$(95,526)	$(56,169)	$1,939	$(54,230)

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $26.7 billion in UPB, $24.2 billion of which was for its own account, and $2.5 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $25.6 billion in UPB, up 2 percent from the prior quarter and 34 percent from the fourth quarter of 2022.

Production segment pretax income was $39.4 million, up from pretax income of $25.2 million in the prior quarter and a pretax loss of $9.0 million in the fourth quarter of 2022. Production segment revenue totaled $176.5 million, essentially unchanged from the prior quarter and up 34 percent from the fourth quarter of 2022. The increase from the fourth quarter of 2022 was driven primarily by higher net gains on loans held for sale due to higher volumes and margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands)
Receipt of MSRs	$549,965	$450,936	$358,462
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(290)	(500)	(512)
Provision for liability for representations and warranties, net	(1,002)	(1,459)	(444)
Cash loss, including cash hedging results	(606,160)	(251,245)	(340,869)
Fair value changes of pipeline, inventory and hedges	206,252	(46,358)	85,276
Net gains on mortgage loans held for sale	$148,765	$151,374	$101,913
Net gains on mortgage loans held for sale by segment:
Production	$124,267	$127,821	$84,708
Servicing	$24,498	$23,553	$17,205

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $4.9 million in the fourth quarter, down 11 percent from the prior quarter and 60 percent from the fourth quarter of 2022. The quarter-over-quarter decrease was driven by lower conventional acquisition volumes for PMT’s account.

Net interest income in the fourth quarter totaled $8.2 million, up from $2.5 million in the prior quarter. Interest income totaled $73.4 million, up from $62.2 million in the prior quarter, and interest expense totaled $65.2 million, up from $59.6 million in the prior quarter, both due to higher volumes and higher average note rates on newly originated loans.

Production segment expenses were $137.1 million, down 8 percent from the prior quarter and 2 percent from the fourth quarter of 2022. Production expenses, net of loan origination expense, were lower than the prior quarter primarily due to lower compensation accruals related to financial performance.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. The total servicing portfolio grew to $607.2 billion in UPB at December 31, 2023, an increase of 3 percent from September 30, 2023 and 10 percent from December 31, 2022. PennyMac Financial subservices and conducts special servicing for $232.7 billion in UPB. PennyMac Financial’s owned MSR portfolio grew to $374.6 billion in UPB, an increase of 5 percent from September 30, 2023 and 18 percent from December 31, 2022.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$352,790,614	$333,372,910	$295,032,674
Purchased	17,478,397	17,924,005	19,568,122
	370,269,011	351,296,915	314,600,796
Loans held for sale	4,294,689	5,181,866	3,498,214
	374,563,700	356,478,781	318,099,010
Subserviced for PMT	232,643,144	232,903,327	233,554,875
Total prime servicing	607,206,844	589,382,108	551,653,885
Special servicing - subserviced for PMT	9,925	10,780	20,797
Total loans serviced	$607,216,769	$589,392,888	$551,674,682

Servicing segment pretax loss was $95.5 million compared to pretax income of $101.2 million in the prior quarter and $75.6 million in the fourth quarter of 2022. Servicing segment pretax loss in the fourth quarter included a non-recurring arbitration accrual of $158.4 million. Servicing segment net revenues totaled $175.8 million, down from $217.1 million in the prior quarter and $199.0 million in the fourth quarter of 2022. The quarter-over-quarter decrease was driven primarily by lower net loan servicing fees and net interest expense in the fourth quarter versus net interest income in the prior quarter.

Revenue from net loan servicing fees totaled $162.3 million, down from $185.4 million in the prior quarter primarily driven by increased net valuation related losses and partially offset by increased loan servicing fees due to a larger servicing portfolio and lower realization of cash flows. Net loan servicing fee revenues included $402.5 million in loan servicing fees, reduced by $164.3 million from the realization of MSR cash flows. Net valuation-related losses totaled $75.9 million, and included MSR fair value losses of $370.7 million driven by the decline in mortgage interest rates, and hedging gains of $294.8 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands)
Loan servicing fees	$402,484	$387,934	$321,949
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(164,255)	(177,775)	(148,835)
Change in fair value inputs	(370,705)	398,871	82,587
Hedging gains (losses)	294,787	(423,656)	(72,870)
Net change in fair value of MSRs and MSLs	(240,173)	(202,560)	(139,118)
Net loan servicing fees	$162,311	$185,374	$182,831

Servicing segment revenue included $24.5 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or EBOs. These gains were up from $23.6 million in the prior quarter and $17.2 million in the fourth quarter of 2022. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $13.7 million, versus net interest income of $7.2 million in the prior quarter and net interest expense of $2.7 million in the fourth quarter of 2022. Interest income was $91.6 million, down from $104.4 million in the prior quarter due to decreased placement fees on custodial balances from seasonally lower average balances. Interest expense was $105.3 million, up from $97.2 million in the prior quarter due to higher average balances of debt outstanding during the quarter.

Servicing segment expenses totaled $271.3 million and included a non-recurring arbitration accrual of $158.4 million. Excluding this accrual, servicing segment expenses were $112.9 million, down slightly from the prior quarter.

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM was $2.0 billion as of December 31, 2023, essentially unchanged from September 30, 2023 and December 31, 2022.

Pretax income for the Investment Management segment was $1.9 million, up from $0.4 million in the prior quarter and $1.2 million in the fourth quarter of 2022. Base management fees from PMT were $7.3 million, essentially unchanged from the prior quarter and the fourth quarter of 2022. No performance incentive fees were earned in the fourth quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands)
Management fees:
Base	$7,252	$7,175	$7,307
Performance incentive	-	-	-
Total management fees	$7,252	$7,175	$7,307

Net assets of PennyMac Mortgage Investment Trust	$1,957,090	$1,949,078	$1,962,815

Investment Management segment expenses totaled $7.7 million, down 8 percent from the prior quarter and 11 percent from the fourth quarter of 2022.

Consolidated Expenses

Total expenses were $416.2 million. Excluding the non-recurring arbitration accrual of $158.4 million, total expenses were $257.8 million, down from $273.5 million in the prior quarter and $272.7 million in the fourth quarter of 2022.

Taxes

PFSI recorded a benefit from income tax of $17.4 million in the fourth quarter, due to the pretax loss.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, February 1, 2024. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 3,900 people across the country. In 2023, PennyMac Financial’s production of newly originated loans totaled $99 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of December 31, 2023, PennyMac Financial serviced loans totaling $607 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805) 395-9943	PFSI_IR@pennymac.com
(818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income and operating return on equity excluding valuation-related changes and a non-recurring legal accrual that provides a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands, except share amounts)
ASSETS
Cash	$938,371	$1,177,304	$1,328,536
Short-term investment at fair value	10,268	5,553	12,194
Loans held for sale at fair value	4,420,691	5,186,656	3,509,300
Derivative assets	179,079	103,366	99,003
Servicing advances, net	694,038	399,281	696,753
Mortgage servicing rights at fair value	7,099,348	7,084,356	5,953,621
Investment in PennyMac Mortgage Investment Trust at fair value	1,121	930	929
Receivable from PennyMac Mortgage Investment Trust	29,262	27,613	36,372
Loans eligible for repurchase	4,889,925	4,445,814	4,702,103
Other	582,460	518,441	483,773
Total assets	$18,844,563	$18,949,314	$16,822,584

LIABILITIES
Assets sold under agreements to repurchase	$3,763,956	$4,411,747	$3,001,283
Mortgage loan participation purchase and sale agreements	446,054	498,392	287,592
Notes payable secured by mortgage servicing assets	1,873,415	2,673,402	1,942,646
Unsecured senior notes	2,519,651	1,782,689	1,779,920
Derivative liabilities	53,275	41,200	21,712
Mortgage servicing liabilities at fair value	1,805	1,818	2,096
Accounts payable and accrued expenses	449,896	306,821	347,908
Payable to PennyMac Mortgage Investment Trust	208,210	97,975	205,011
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	26,099
Income taxes payable	1,042,886	1,059,993	1,002,744
Liability for loans eligible for repurchase	4,889,925	4,445,814	4,702,103
Liability for losses under representations and warranties	30,788	30,491	32,421
Total liabilities	15,305,960	15,376,441	13,351,535

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 50,178,963, 49,925,752, and 49,988,492 shares, respectively	5	5	5
Additional paid-in capital	24,287	11,475	-
Retained earnings	3,514,311	3,561,393	3,471,044
Total stockholders' equity	3,538,603	3,572,873	3,471,049
Total liabilities and stockholders’ equity	$18,844,563	$18,949,314	$16,822,584

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$148,765	$151,374	$101,913
Loan origination fees	38,059	37,701	28,019
Fulfillment fees from PennyMac Mortgage Investment Trust	4,931	5,531	12,184
Net loan servicing fees:
Loan servicing fees	402,484	387,934	321,949
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(534,960)	221,096	(66,248)
Mortgage servicing rights hedging results	294,787	(423,656)	(72,870)
Net loan servicing fees	162,311	185,374	182,831
Net interest (expense) income :
Interest income	164,942	166,552	107,322
Interest expense	170,501	156,863	104,028
	(5,559)	9,689	3,294
Management fees from PennyMac Mortgage Investment Trust	7,252	7,175	7,307
Other	6,180	3,464	4,898
Total net revenues	361,939	400,308	340,446
Expenses
Compensation	135,138	156,909	133,699
Legal settlements	160,025	(171)	(427)
Technology	32,870	39,000	34,896
Servicing	28,907	13,242	37,424
Loan origination	26,879	28,889	25,002
Professional services	9,684	11,942	16,144
Occupancy and equipment	8,772	8,900	9,985
Marketing and advertising	4,180	4,632	3,751
Other	9,714	10,168	12,243
Total expenses	416,169	273,511	272,717
(Loss) income before (benefit from) provision for income taxes	(54,230)	126,797	67,729
(Benefit from) provision for income taxes	(17,388)	33,927	30,112
Net (loss) income	$(36,842)	$92,870	$37,617
(Loss) earnings per share
Basic	$(0.74)	$1.86	$0.75
Diluted	$(0.74)	$1.77	$0.71
Weighted-average common shares outstanding
Basic	49,987	49,902	50,164
Diluted	49,987	52,561	53,088
Dividend declared per share	$0.20	$0.20	$0.20

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2023	2022	2021

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$545,943	$791,633	$2,464,401
Loan origination fees	146,118	169,859	384,154
Fulfillment fees from PennyMac Mortgage Investment Trust	27,826	67,991	178,927
Net loan servicing fees:
Loan servicing fees:
From non-affiliates	1,268,650	1,054,828	875,570
From PennyMac Mortgage Investment Trust	81,347	81,915	80,658
Other fees	134,949	91,894	118,884
	1,484,946	1,228,637	1,075,112
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(605,568)	354,176	(416,943)
Hedging results	(236,778)	(631,484)	(475,215)
Net loan servicing fees	642,600	951,329	182,954
Net interest expense:
Interest income	632,924	294,062	300,169
Interest expense	637,777	335,427	390,699
	(4,853)	(41,365)	(90,530)
Management fees from PennyMac Mortgage Investment Trust	28,762	31,065	37,801
Other	15,260	15,243	9,654
Total net revenue	1,401,656	1,985,755	3,167,361
Expenses
Compensation	576,964	735,231	999,802
Legal settlements	162,770	4,649	(4)
Technology	143,152	139,950	141,426
Loan origination	114,500	173,622	330,788
Servicing	69,433	59,628	109,835
Professional services	60,521	73,270	94,283
Occupancy and equipment	36,558	40,124	35,810
Marketing and advertising	17,631	46,762	44,806
Other	36,496	47,272	51,432
Total expenses	1,218,025	1,320,508	1,808,178
Income before provision for income taxes	183,631	665,247	1,359,183
Provision for income taxes	38,975	189,740	355,693
Net income	$144,656	$475,507	$1,003,490

Earnings per share
Basic	$2.89	$8.96	$15.73
Diluted	$2.74	$8.50	$14.87
Weighted average shares outstanding
Basic	49,978	53,065	63,799
Diluted	52,733	55,950	67,471

PENNYMAC FINANCIAL SERVICES, INC.

RECONCILIATION OF PRETAX LOSS TO OPERATING NET INCOME

Quarter ended
December 31, 2023
(in thousands, except annualized operating return on equity)
Loss before benefit from income taxes	$(54,230)
Decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	370,705
Hedging gains associated with MSRs	(294,787)
Non-recurring item - accrual for arbitration result	158,368
Operating pretax income	$180,056
Tax expense(1)	48,345
Operating net income	$131,711
Average stockholders' equity	$3,555,398
Annualized operating return on equity	15%

(1)  Assumes a tax rate of 26.85%